EXHIBIT 10.2



                         MANAGEMENT SERVICES AGREEMENT
                         -----------------------------



         THIS MANAGEMENT SERVICES AGREEMENT ("Agreement") is made as of January 1, 2005, by and among ISP Management Company, Inc., a Delaware corporation ("ISP") Heyman Properties, LLC, a Connecticut limited liability company and Heyman Investment Associates Limited Partnership, a Connecticut limited partnership (collectively, the "Heyman Entities").



         WHEREAS, the Heyman Entities desire to have ISP provide certain management services to each of them and certain of their affiliates; and



         WHEREAS, ISP desires to have the Heyman Entities provide certain advising services to it and certain of its affiliates; and



         WHEREAS, ISP and the Heyman Entities are willing to provide such services to each other, but will incur certain costs and expenses relating to those services; and



         WHEREAS, the Heyman Entities desire to establish management fees payable to ISP in order to more appropriately reflect the usage of such management services provided by ISP and the costs to ISP of providing such management services, and



         WHEREAS, ISP desires to establish advising fees payable to each of the Heyman Entities in order to more appropriately reflect the usage of such services provided by the Heyman Entities and the costs to the Heyman Entities of providing such services;



         NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the conditions contained herein, the parties hereby agree as follows:



1. Term. The term of this Agreement shall commence as of January 1, 2005 and shall continue up to and including December 31, 2005 (the "Initial Term"). This Agreement may be renewed for additional terms of one (1) year (each a "Renewal Term") unless terminated in writing by the parties hereto by giving such notice not less than thirty (30) days prior to the expiration of the Intitial Term or any Renewal Term.


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2.   Provision of Services. (a) ISP, or one of its affiliates, agrees to provide to the Heyman Entities, or an affiliate, to the extent required, the management services listed on Exhibit A attached hereto and made a part hereof, wherever rendered, which shall be provided on a continuous basis without specific request.

              The management services listed on Exhibit A shall not be deemed exhaustive and may be changed according to the changing business needs of the parties hereto from time to time upon mutual agreement among such parties (all services provided by ISP pursuant to this Agreement are hereinafter collectively referred to as the "ISP Services").

              (b) Each of the Heyman Entities agrees to provide to ISP, and from time to time at ISP's request, the other parties to that certain Amended and Restated Management Agreement dated as of January 1, 1999 as amended, either through ISP or directly to the parties, and to the extent required, the advisory services listed on Exhibit B attached hereto and made a part hereof, wherever rendered, which shall be provided on a continuous basis without specific request.

              The services listed on Exhibit B shall not be deemed exhaustive and may be changed according to the changing business needs of the parties hereto from time to time upon mutual agreement among such parties (all services provided by Heyman Entities pursuant to this Agreement are hereinafter collectively referred to as the "Heyman Entities Services").



3. Fees. In consideration of ISP providing the ISP Services hereunder, the Heyman Entities shall pay to ISP a management fee (the "Management Fee") as set forth on Exhibit C attached hereto and made a part hereof. In consideration of the Heyman Entities providing the Heyman Entities Services hereunder, ISP shall pay to the Heyman Entities an advisory fee (the "Advisory Fee") as set forth on Exhibit C attached hereto and made a part hereof. The parties may replace Exhibit C from time to time to reflect adjustments to the Management Fee and/or the Advisory Fee. The Management Fee and/or the Advisory Fee shall be payable quarterly in arrears.



4.   Reimbursement of Expenses.

     (i) To the extent ISP or the Heyman Entities pays any expense attributable to the other party for reasons of administrative convenience (a "Reimbursable Expense"), ISP or the Heyman Entities shall promptly bill the other party for the amount thereof, and the other party shall promptly pay such invoice. If a Reimbursable Expense is part of a combined or consolidated expense billed or otherwise charged to ISP or the Heyman Entities though incurred for the benefit of both parties, the party for whose benefit such expense was incurred shall endeavor to arrange for direct billing or charging to them of their respective portions of such expense.

     (ii) If ISP or the Heyman Entities bills the other party for Reimbursable Expenses during a calendar quarter, it shall provide to the other party, following the completion of such quarter, a statement indicating all amounts invoiced during such quarter and whether such amounts have been paid.

     (iii) Any shared third party charges shall be allocated among the parties hereto on such basis as ISP, in consultation with the Heyman Entities, shall reasonably determine.


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     (iv) If, at the request of the Heyman Entities, ISP performs services outside of the normal scope of the Services provided hereunder, the Heyman Entities shall pay ISP such fee therefor as is reasonably designated by ISP in advance of performing such services.



5. Warranty. The parties hereto warrant that they will employ sufficient and properly skilled personnel to perform the ISP Services and the Heyman Entities Services in a professional manner. It is understood that ISP may enter into contracts with third party suppliers to supply the ISP Services and shall take into account the best interests of the Heyman Entities in negotiating the terms and conditions of such contracts. If necessary for ISP's effective exercise of its responsibilities hereunder, the Heyman Entities shall designate authorized representatives of ISP as their officers and employees, subject to all of the other terms of this Agreement.



6. Records and Audit. A party that bills the other for Reimbursable Expenses shall make and maintain accurate and complete records of such expenses and the basis for all invoices therefor, and shall ensure that there is no duplication in the invoicing of costs to such party. A party that pays any Reimbursable Expenses invoiced to it shall have the right to audit the records relating thereto from time to time during normal business hours.



7.   Amendments.

     (i) The parties acknowledge that the Management Fee and Advisory Fee has been established to reflect the cost to both parties of providing the ISP Services and the Heyman Entities Services hereunder on the date hereof. In the event of a change of circumstances that materially affects the cost to either party of providing any services hereunder, including, without limitation, a substantial increase in the services provided by either party hereunder, the parties shall negotiate in good faith such amendments to this Agreement as may be appropriate to take into account the effect of any such changes of circumstances. Such amendments may include, without limitation, an increase or decrease of the Management Fee or Advisory Fee.

     (ii) Subject to paragraph (iii) of this Section 7, any amendment, modification or waiver of any provision of this Agreement shall only be effective if evidenced by a written instrument signed by an authorized representative of ISP and an authorized representative of each of the Heyman Entities affected by such amendment, modification or waiver.

     (iii) Notwithstanding anything else to the contrary contained herein, the list of Services may be revised by mutual agreement of an authorized representative of each party without the need for a written instrument.

8. Governing Law. The execution, validity, interpretation and enforcement of this Agreement shall be governed by the internal laws of the State of New York without regard to choice of law principles that would lead to the application of any other state's law.


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     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


ISP MANAGEMENT COMPANY, INC.                   HEYMAN PROPERTIES, LLC




By: /s/ Salvatore J. Guccione                  By: /s/ James R. Mazzeo
    ----------------------------                   --------------------------
Name:  Salvatore J. Guccione                   Name:  James R. Mazzeo
Title: Senior Vice President and               Title: Chief Financial Officer
       Chief Financial Officer


HEYMAN INVESTMENT ASSOCIATES
LIMITED PARTNERSHIP



By: /s/ Samuel J. Heyman
    ----------------------------
Name:  Samuel J. Heyman
Title: General Partner







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                                   EXHIBIT A

                           Examples of ISP Services
                           ------------------------

(i)    accounting services;

(ii)   computer services;

(iii)  legal and corporate secretarial services;

(iv)   tax advisory services;

(v)    administrative services;

(vi) concierge services, including, but not limited to, travel and entertainment arrangements and reservations;

(vii)  general management services as requested from time to time;

(viii) use of office space located in New York City;

(ix) investment management and advisory services, including, but not limited to:

       (a) portfolio management;

       (b) equity management (i.e. Large Cap/Small Cap equities);

       (c) bond management (i.e. cash, fixed income);

       (d) alternative investments (i.e. hedge funds, swaps, derivatives)






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                                   EXHIBIT B

                     Examples of Heyman Entities Services
                     ------------------------------------


(i)   corporate development;

(ii)  strategic acquisitions;

(iii) risk arbitrage;

(iv)  all aspects of real estate and property portfolio management













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                                   EXHIBIT C

                        Fees (annual aggregate amount)
                        ------------------------------

            ENTITY                                                FEE
            ------                                                ---

Heyman Properties  (to ISP)                                     $245,000
Heyman Investment Associates (to ISP)                           $470,000
                                                                --------
    Total fees payable by Heyman Entities to ISP                $715,000
                                                                ========

ISP (to Heyman Properties)                                      $230,000
ISP (to Heyman Investment Associates)                           $200,000
                                                                --------
    Total fees payable by ISP to Heyman Entities                $430,000
                                                                ========









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